EXHIBIT 10.4

LEASE AGREEMENT

THIS LEASE AGREEMENT hereinafter known as the "Lease" is entered into this 15th day of October,  2023, by and between G&A Real Estate Trust Group LLC as the "Landlord" and Veriheal Inc. hereinafter known as the "Tenant."

WHEREAS, the Landlord desires to lease the Property defined herein under the terms and conditions as set forth herein; and

WHEREAS, the Tenant desires to lease the Property defined herein from the Landlord under the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

PROPERTY. The Landlord owns property and improvements located at: 1700 EAST 17TH AVENUE, Denver, CO, 80218 (hereinafter referred to as the "Property").  Tenant will exclusively occupy the 2nd floor of the Property, pursuant to the terms of this Lease.

LEASE TERM. This Lease shall commence on 15th day of October, 2023, and end on 15th day of October, 2033 (hereinafter referred to as the “Term”), unless otherwise terminated in accordance with the provisions of the Lease or extended for an additional term, upon written mutual agreement, within 90 days prior to the end of the then current term. Upon the end of the Term, Tenant shall vacate the Property and deliver the same to the Landlord unless:

•	the Lease is formally extended by the Landlord and the Tenant in a writing signed by both parties; or
•

the Landlord willingly accepts Rent from the Tenant for a period beyond the original Term. Where the landlord accepts Rent for a period beyond the original Term, without a formal extension agreed to in writing by both parties, a month-to-month tenancy will be created.

RENT. The Tenant shall pay to Landlord the sum of $15,000 per month (hereinafter referred to as “Rent”) for the duration of the Term of the Lease. The Rent shall be payable on or before every 5th day of the month (hereinafter referred to as the “Due Date”), notwithstanding that the said date falls on a weekend or holiday.

A.

Application of payments. Whenever there are different sums owed by the Tenant to the Landlord, any payment shall be applied first to those obligations other than rent including but not limited to association/community dues, Late Fee, repairs chargeable to the Tenant, and other charges notwithstanding any notations or specifications made by the Tenant on the application of any payment paid to the landlord.

B.

Rent Increases. The Rent payable shall not be increased or otherwise modified during the Term of this Lease. Any increase in Rent shall only take effect after the expiration of the Term provided in this Lease. Any increase in Rent to take effect upon renewal or extension of the Term of this Lease must be preceded by a 10- day notice of the same from the Landlord to the Tenant.

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USE OF PROPERTY. The Property as defined herein shall be for the sole and exclusive use and occupation by the Tenant for general business purposes, at Tenant’s sole discretion.

CONDITION. The Tenant stipulates that The Property has been examined and that the Property is in good repair and is tenantable.

ASSIGNMENT and SUBLEASING  The Tenant acknowledges that this Lease is not transferrable and that the Tenant may not assign the Lease, any part of the Lease or any of the rights or obligations herein. The Tenant shall not sublet, sublease or otherwise grant any other party any license or right in relation to the Property or this Lease. Any license, assignment sublease or agreement in violation of this clause shall be null and void with not legal force whatsoever.

RIGHT OF ENTRY. The Landlord shall have the right to enter the Property during normal working hours by providing at least 4 hours prior notice in order for inspection, make necessary repairs, alterations or improvements, to supply services as agreed or for any reasonable purpose. The Landlord may exhibit the Property to prospective purchasers, mortgagees, or lessees upon reasonable notice.

ALTERATIONS AND IMPROVEMENTS. No alterations to or improvements on the Property shall be made by the Tenant without prior express consent of the Landlord to the same in writing.

A.

Unauthorized Alterations or Improvements. In the event that the Tenant shall undertake alterations or improvements relating to the Property in violation of this section the same shall be considered a material breach of this Lease putting the Tenant in default. The Landlord may, upon the Landlord’s discretion, require the Tenant to undo the alterations or improvements and restore the Property to its condition prior to any unauthorized alteration or improvement at the sole expense of the Tenant.

B.

Ownership of Alterations and Improvements. In all cases of alterations, improvements, changes, accessories and the like that cannot be removed from the Property without destroying or otherwise deteriorating the Property or any surface thereof shall, upon creation, become the Landlord’s property without need for any further transfer, delivery or assignment thereof.

HAZARDOUS MATERIALS. Tenant shall not keep on the Property any item of a dangerous, flammable or explosive nature that might unreasonably increase the danger of fire or explosion on the Property or that might be considered hazardous or extra hazardous by any responsible insurance company.

UTILITIES. Utilities or services will be the responsibility of the Tenant.

MAINTENANCE, REPAIR, AND RULES. The maintenance of the Property, minor repairs and servicing shall be the responsibility and sole expense of the Tenant, including but not limited to HVAC/air-conditioning units, plumbing fixtures (e.g. showers, bath tubs, toilets or sinks). For the entirety of the term of this Lease, the Tenant shall keep the property clean and in good repair. The Tenant shall:

A.

Comply with any and all rules or regulations covering the Property including but not limited to local ordinances, health or safety codes, those set forth in the Master Lease, and Condominium or Homeowner’s associations, where applicable.

B.	Dispose of any and all waste properly.
C.	Not obstruct any structure intended for ingress, egress, passage or otherwise providing some type of access to, from or through the property.

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D.	Keep all windows, and other fixtures or structures visible from outside of the property free from laundry at all times.
E.	Obtain consent of the Landlord prior to replacing or installing new deadbolts, locks, hooks, doorknobs and the like.
F.	Refrain from all activities the will cause unreasonable loud noises or otherwise unduly disturb neighbors and/or other residents.

QUIET ENJOYMENT. The Landlord warrants that the Tenant shall have quiet and peaceful enjoyment of the Property and hold the same free from molestation or interference from the Landlord or any other person or entity whose claim to the Property comes from the Landlord, subject to the terms and conditions of this Lease and compliance by the Tenant with the same.

INDEMNIFICATION. The Landlord shall not be liable for any injury to the Tenant or any other persons or property entering the Property occurring within the Property during the Term of the Lease. Neither shall the Landlord be liable for any damage to the structure within which the Property is located or any part thereof. The Tenant hereby agrees to hold the Landlord harmless from and indemnify the Landlord for any and all claims or damage not arising solely from the Landlord’s acts, omission, fault or negligence.

DEFAULT. In the event that the Landlord breaches any of the terms and conditions of this Lease or any applicable laws, rules or codes, the Tenant may avail of any of the remedies available under the law. In the event that the Tenant breaches or fails to comply with any of the terms and conditions of this Lease or any applicable laws, rules or codes the Landlord shall afford the Tenant 15 days to remedy or rectify the same. This period shall commence on the day the Tenant receives Notice of such breach or non-compliance with the request to rectify the same. If the Tenant fails to comply or rectify the breach or if the breach cannot reasonably be rectified  or remedied, the Tenant shall be in default. Upon the Tenant’s default, the Landlord may terminate the Lease by sending the notice of default and consequent termination of the lease to the Tenant and thereafter recover possession of the Property.

ABANDONMENT. In the event that the Tenant abandons the Property the Landlord may declare the Lease terminated, recover possession of the Property, enter the premises, remove the Tenant’s belongings and lease the same to another without incurring any liability to the Tenant for doing the same. In the event of the abandonment of the Property, the Landlord may recover from the Tenant unpaid rent until the Property is leased to another person or otherwise occupied by the Landlord or another under the Landlord’s right.

ATTORNEYS' FEES. In the event that Landlord should require the services of an attorney, file a suit or resort to other procedures in order to compel the Tenant’s compliance with the Tenant’s obligations, the terms of this Lease or other applicable laws, rules or codes, the Tenant agrees to reimburse all expenses incurred by the Landlord in doing the same.

COMPLIANCE WITH LAW. The Tenant undertakes to comply with any and all Federal or state laws, municipal or county ordinances, rules, regulations, codes and all other issuances from authorized government authorities respecting the Property and the Tenant’s occupation and use thereof.

SEVERABILITY. Should and provision of this Lease be found, for whatever reason, invalid or unenforceable, such nullity or unenforceability shall be limited to those provisions. All other provisions herein not affected by such nullity or dependent on such invalid or unenforceable provisions shall remain valid and binding and shall be enforceable to the full extent allowed by law.

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BINDING EFFECT. The terms, obligations, conditions and covenants of this Lease shall be binding on Tenant, the Landlord, their heirs, legal representatives and successors in interest and shall inure to the benefit of the same.

NOTICE. All notices in relation to this Lease shall be delivered to the following addresses:

To the Tenant at the address:

1660 International Dr Ste 600, Mclean, VA 22102

and

To Landlord at the address: 1700 EAST 17TH AVENUE, Denver, CO, 80218

EARLY TERMINATION. Tenant shall not have the right to terminate this Lease before the end of the Term, unless approved or authorized by mutual written agreement with Landlord.

DISPUTES. If a dispute arises during or after the term of this Lease between the Landlord and Tenant(s), they shall agree to hold negotiations amongst themselves, in "good faith", before any litigation, mediation, and if not settled then arbitration, under the rules of the American Arbitration Association, then in full force and effect.

ENTIRE AGREEMENT. This Lease and, if any, attached documents are the complete agreement between the Landlord and Tenant concerning the Property. There are no oral agreements, understandings, promises, or representations between the Landlord and Tenant affecting this Lease. All prior negotiations and understandings, if any, between the parties hereto with respect to the Property shall be of no force or effect and shall not be used to interpret this Lease. No modification or alteration to the terms or conditions of this Lease shall be binding unless expressly agreed to by the Landlord and the Tenant in a written instrument signed by both parties.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease in multiple originals as of the undersigned date(s).

Landlord’s Signature ____________________________	Date _____________________
Print Name _______________________

Tenant’s Signature ____________________________	Date _____________________
Print Name _______________________

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